                                                                    EXHIBIT 10.1

                               SERVICING AGREEMENT

                                  by and among


                         HARRIS TRUST AND SAVINGS BANK,
                       as Trustee and Supervisory Servicer

                            PMC CAPITAL, L.P. 1999-1
                                    as Issuer

                                       and

                                PMC CAPITAL, INC.
                                   as Servicer

                              --------------------

                            Dated as of June 3, 1999

                              --------------------

                                   $55,648,773
                            PMC CAPITAL, L.P. 1999-1
                          LOAN-BACKED FIXED RATE NOTES

ARTICLE I    DEFINITIONS.........................................................................................1

ARTICLE II   REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................................1

         Section 2.1       Representations and Warranties of Servicer............................................1

         Section 2.2       Covenants of Servicer.................................................................3

         Section 2.3       Closing Certificate and Opinion.......................................................5

         Section 2.4       Fidelity Bond and Insurance...........................................................5

         Section 2.5       Access to Certain Documentation and Information Regarding the Loans...................6

         Section 2.6       Merger or Consolidation...............................................................6

         Section 2.7       Indemnification.......................................................................6

ARTICLE III  GENERAL ADMINISTRATION AND SERVICING OF LOANS.......................................................7

         Section 3.1       General Duties of Servicer............................................................7

         Section 3.2       No Assignment or Delegation of Duties by Servicer.....................................8

         Section 3.3       Establishment of Lockbox Account; Notices to Obligors; Deposits in Lockbox
                           Account...............................................................................8

         Section 3.4       Permitted Withdrawals From the Lockbox Account........................................9

         Section 3.5       Payment of Taxes and Other Charges....................................................9

         Section 3.6       Collection of Certain Loan Payments...................................................9

         Section 3.7       Limitation of Liability of Servicer's Officers and Others............................10

         Section 3.8       Servicing Compensation; Advances and Expenses........................................10

         Section 3.9       The Trustee's, the Noteholders' and Supervisory Servicer's Right To Examine
                           Servicer Records and Audit Operations................................................10

         Section 3.10      Maintenance and Release of Loan Documentation; Satisfaction of Mortgages.............11

         Section 3.11      Notice of Liens and Other Actions....................................................13

         Section 3.12      Waivers, Releases, Condemnations, Easements and Alterations..........................13

         Section 3.13      Limitation on Liability of Servicer and Others.......................................13

         Section 3.14      Property Address Change..............................................................14

ARTICLE IV   SPECIFIC SERVICING PROCEDURES......................................................................14

         Section 4.1       Assumption Agreements................................................................14

         Section 4.2       Servicing Delinquent Accounts; Liquidation of Loans..................................15

         Section 4.3       Foreclosure Expenses.................................................................17

         Section 4.4       Title, Management and Disposition of REO Property....................................17

ARTICLE V    REPORTS TO BE PROVIDED BY SERVICER.................................................................19

         Section 5.1       Determination Date Reports...........................................................19

         Section 5.2       Reports of Foreclosure and Abandonment of Mortgaged Property.........................22

         Section 5.3       Quarterly Statement as to Compliance.................................................22

         Section 5.4       Annual Independent Public Accountants' Servicing Report..............................22

         Section 5.5       Servicer's Financial Statements; Annual Certification................................22

ARTICLE VI   DEFAULTS...........................................................................................23

         Section 6.1       Servicer Defaults....................................................................23

         Section 6.2       Notice of Servicer Default...........................................................24

         Section 6.3       Remedies.............................................................................24

         Section 6.4       Additional Remedies of Trustee Upon Servicer Defaults................................25

         Section 6.5       Supervisory Servicer To Act; Appointment of Successor................................25

         Section 6.6       Waiver of Defaults...................................................................26

ARTICLE VII  TERMINATION........................................................................................26

         Section 7.1       Servicer Not To Resign...............................................................26

         Section 7.2       Term of Agreement....................................................................26

ARTICLE VIII MISCELLANEOUS PROVISIONS...........................................................................27

         Section 8.1       Amendment............................................................................27

         Section 8.2       Governing Law........................................................................27

         Section 8.3       Notices..............................................................................27

         Section 8.4       Severability of Provisions...........................................................27

         Section 8.5       No Partnership.......................................................................27

         Section 8.6       Counterparts.........................................................................28

         Section 8.7       Successors and Assigns...............................................................28

         Section 8.8       Notification to Rating Agency and Noteholders........................................28

         Section 8.9       Indulgences; No Waivers..............................................................28

         Section 8.10      Titles Not To Affect Interpretation..................................................28

         Section 8.11      Entire Agreement.....................................................................28

         Section 8.12      Recordation of Agreement.............................................................28

         Section 8.13      Further Assurances...................................................................29


EXHIBIT A           -    Form of Trust Receipt
EXHIBIT B           -    Form of Lockbox Letter Agreement
EXHIBIT C           -    Form of Lockbox Notice Letter
EXHIBIT D           -    Form of Determination Date Report

EXHIBIT E           -    Form of Annual Statement
EXHIBIT F           -    Quarterly Officer's Certificate
EXHIBIT G           -    Officer's Certificate
EXHIBIT H           -    Form of Obligor Letter

SCHEDULE            -    Definitions

                               SERVICING AGREEMENT

         This Servicing Agreement (this "Agreement"), dated as of June 3, 1999, is made and entered into by and among HARRIS TRUST AND SAVINGS BANK, as trustee (the "Trustee"), and as Supervisory Servicer (the "Supervisory Servicer"), PMC Capital, L.P. 1999-1, a Delaware limited partnership, as issuer (the "Issuer"), and PMC Capital, Inc., a Florida corporation, as servicer (the "Servicer").

                              PRELIMINARY STATEMENT

         The Issuer is the owner of the Loans and the other property being pledged, assigned and conveyed by it to the Trustee for inclusion in the Trust Estate pledged to secure the Notes issued pursuant to the Indenture. The Servicer is in the business, among other things, of servicing mortgage loans. The Issuer hereby appoints the Servicer to service the Loans which are included in the Trust Estate, and the Servicer hereby accepts that appointment.

         All covenants and agreements made by the Issuer, the Servicer, the Supervisory Servicer and the Trustee herein are for the benefit of the Holders from time to time of the Notes, the Trustee and the Supervisory Servicer. The Issuer, the Trustee, the Supervisory Servicer and the Servicer are entering into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         In consideration of the mutual agreements herein contained, the Issuer, the Servicer, the Supervisory Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule 1 attached hereto. Unless otherwise provided, all calculations of interest pursuant to this Agreement are based on a 360-day year of twelve 30-day months.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer hereby represents and warrants to the Trustee for the benefit of the Noteholders, the Supervisory Servicer and the Issuer as of the Closing Date, and at all times during the term of this Agreement shall be deemed to represent and warrant, that:

         (a) The Servicer has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse


SERVICING AGREEMENT - PAGE 1
effect on the enforceability of, or its ability to service, a Loan and no demand for such qualification has been made upon the Servicer by any state, and, in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Loan and the servicing of the Loans in accordance with the terms of this Agreement;

         (b) The Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business (except where the failure to obtain same would not materially and adversely affect the Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement) and has received no notice of proceedings relating to the revocation of any such license, certificate or permit which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Servicer;

         (c) The Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and
(ii) by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) Neither the execution and delivery by the Servicer of this Agreement, the consummation by the Servicer of the transactions contemplated hereby, nor the fulfillment of or compliance by the Servicer with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or bylaws or any legal restriction or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

         (e) At the date hereof, the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each of its covenants contained in this Agreement;

         (f) There is no litigation pending or, to the Servicer's knowledge, threatened, which, if determined adversely to the Servicer, would materially and adversely affect the execution, delivery or enforceability of this Agreement, or the ability of the Servicer to service the Loans hereunder in accordance with the terms hereof or which would have a material adverse effect on the financial condition of the Servicer;

         (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement or if any such consent, approval, authorization or order is


SERVICING AGREEMENT - PAGE 2
required, the Servicer has obtained or will obtain it prior to the time necessary for the Servicer to perform its obligations hereunder;

         (h) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements relating to the Servicer contained therein not misleading;

         (i) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder; and

         (j) The Servicer has taken all reasonable actions necessary to mitigate the risk that computer applications used by it may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, during and after the year 2000.

         Upon discovery by either the Issuer, the Servicer, the Supervisory Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, with a copy to the Noteholders and the Rating Agency. Within 30 days of its discovery or its receipt of notice of any such breach of a representation or warranty, the Servicer shall cure such breach in all material respects; provided that, if such failure shall be of a nature that it cannot be cured within 30 days, the Servicer shall give written notice to the Supervisory Servicer and the Trustee, with a copy to the Noteholders and the Rating Agency, within such 30 day period of the corrective action, which has been approved by the Initial Purchaser, it proposes to take and shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than 90 days from the date of such notice.

         SECTION 2.2 COVENANTS OF SERVICER. The Servicer hereby agrees that during the term of this Agreement:

         (a) Compliance With Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and comply with all material requirements of any law, rule or regulation applicable to it and the terms of the Loans and any related agreements.

         (b) Existence. The Servicer shall maintain its existence and shall at all times continue to be duly organized under the laws of the state of its organization and duly qualified and duly authorized (as described in Sections 2.1(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its organizational documents and bylaws.

         (c) Financial Statements; Accountants' Reports; Other Information. The Servicer shall keep or cause to be kept in reasonable detail books and records of account of the Servicer's assets and business, including, but not limited to, books and records relating to the sale of the Loans to the Issuer and the Servicing of such Loans by the Servicer, which books and records shall be furnished to the Trustee upon reasonable request.


SERVICING AGREEMENT - PAGE 3

         (d) Access to Records; Discussions With Officers and Accountants. The Servicer shall, upon the reasonable request of the Supervisory Servicer, the Trustee or any Noteholder, permit the Supervisory Servicer, the Trustee or any such Noteholder or any of their authorized designees:

                    (i) to inspect the books and records of the Servicer as they may relate to the Loans and the obligations of the Servicer under this Agreement; and

                    (ii) to discuss the affairs, finances and accounts of the
               Servicer relating to the Loans and the obligations of the Servicer under this Agreement with any Authorized Officer of the Servicer.

         Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer. Such inspections shall be at the expense of the party performing or requesting such inspection unless a Servicer Default shall have occurred and be continuing, in which case any such inspection shall be at the expense of the Servicer. The books and records of the Servicer will be maintained in the United States at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the Supervisory Servicer, the Trustee and the Noteholders in writing not less than fifteen (15) Business Days prior to any such change of address.

         (e) Notice of Material Events. The Servicer shall promptly and in any event, within five (5) Business Days of the occurrence thereof, inform the Supervisory Servicer, the Trustee, the Noteholders and the Rating Agency in writing of the occurrence of any of the following:

                    (i) the submission of any claim or the initiation of any
               legal process, litigation or administrative or judicial investigation against the Servicer involving potential damages or penalties in an uninsured amount in excess of $1,000,000 in any one instance or $5,000,000 in the aggregate;

                    (ii) any change in the location of the Servicer's principal office or any change in the location of the Servicer's books and records;

                    (iii) the occurrence of any Servicer Default;

                    (iv) the commencement of any proceedings instituted by or
               against the Servicer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would result in a material adverse change in the financial condition or operations of the Servicer;

                    (v) the commencement of any proceedings by or against the
               Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer or any of its assets;


SERVICING AGREEMENT - PAGE 4

                    (vi) the receipt of notice that (A) any license, permit,
               charter, registration or approval necessary for the performance by the Servicer of its obligations under this Agreement is to be, or may be, suspended or revoked, or (B) the Servicer is to cease and desist any practice, procedure or policy employed by the Servicer in the conduct of its business, and such cessation may result in a material adverse change in the financial condition or operations of the Servicer;

                    (vii) any merger, consolidation or sale of substantially all of the assets of the Servicer; or

                    (viii) the final payment in full of the Notes.

         (f) Maintenance of Licenses. The Servicer shall maintain all licenses, permits, charters and registrations which are material to the performance by the Servicer of its obligations under this Agreement.

         (g) Notices. The Servicer shall promptly notify the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer in writing of any event, circumstance or occurrence which may materially and adversely affect the ability of the Servicer to service any Loan or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with this Agreement.

         SECTION 2.3 CLOSING CERTIFICATE AND OPINION. On the Closing Date, the Servicer will deliver to the Issuer, the Placement Agent, the Supervisory Servicer, the Noteholders and the Trustee an Opinion of Counsel, dated the Closing Date, in form and substance satisfactory to the Noteholders, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof and such other matters as reasonably requested by the Noteholders. On the Closing Date, the Servicer shall also deliver an Officers' Certificate, dated the Closing Date, signed by two Authorized Officers, to the effect that:

               (a) the representations and warranties contained in Section 2.1 hereof are true and correct in all material respects as of the Closing Date;

               (b) no Servicer Default exists hereunder; and

               (c) the Servicer maintains such errors and omissions insurance and fidelity bond coverage as is required by this Agreement.

         SECTION 2.4 FIDELITY BOND AND INSURANCE. The Servicer shall maintain with a responsible company, at its own expense, a blanket fidelity bond in a minimum amount of $1,000,000 and an errors and omissions insurance policy with coverage in an amount deemed reasonable by the Servicer but in no event less than $2,000,000, with coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Trust Estate and the Trustee, as Trustee for the Noteholders, its officers, employees and agents against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. No provision of this Section 2.4 requiring such


SERVICING AGREEMENT - PAGE 5
fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy. Coverage of the Servicer under a policy or bond obtained by an Affiliate of the Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

         SECTION 2.5 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS. The Servicer shall provide to the Trustee, the Issuer, the Supervisory Servicer, the Noteholders and their representatives or designees access to the documentation regarding the Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer provided that such access shall not be requested more frequently than is reasonable or justifiable; provided, further, however, following the occurrence and during the continuance of a Servicer Default, the Trustee, the Issuer, the Supervisory Servicer and the Noteholders shall have unfettered access to the documentation regarding the Loans.

         The Servicer shall at all times maintain accurate records and books of account and an adequate system of audit and internal controls. All accounting and loan servicing records pertaining to each Loan shall be maintained in such manner as will permit the Trustee, the Noteholders and the Supervisory Servicer or their duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours. All such records shall be maintained until no Notes remain Outstanding or such longer period as is required by Law, including but not limited to, all transaction registers and loan ledger histories.

         SECTION 2.6 MERGER OR CONSOLIDATION. The Servicer will keep in full effect its existence, rights and franchises, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $50,000,000 (unless otherwise consented to in writing by the Trustee and the Noteholders) and shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto except for notice thereof to the Rating Agency, anything herein to the contrary notwithstanding, provided such successor accepts the terms and conditions of this Agreement. The Servicer shall, upon making a determination that it will enter into any such merger or consolidation, send written notice thereof to the Trustee, the Noteholders, the Supervisory Servicer and the Rating Agency which shall in no event be less than thirty (30) days prior written notice.

         SECTION 2.7 INDEMNIFICATION. The Servicer agrees to indemnify and hold the Issuer, the Trust Estate, the Placement Agent, the Supervisory Servicer, the Trustee and the Noteholders


SERVICING AGREEMENT - PAGE 6

(and each of their respective officers, directors, employees and agents) each harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses ("Losses") resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties contained in this Agreement or the negligence, bad faith or willful misconduct of the Servicer relating to the performance of its duties hereunder and servicing the Loans in compliance with the terms of this Agreement. The Servicer agrees to indemnify and hold each of the Trustee and the Supervisory Servicer and each of their respective officers, directors, employees and agents harmless against any and all Losses incurred by it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on its part, arising out of the administration of this Agreement, the Indenture or the Supervisory Servicing Agreement or the exercise or performance of any of its rights, powers or duties hereunder or thereunder. The Issuer, the Placement Agent, the Supervisory Servicer or the Trustee, as the case may be, shall immediately notify the Servicer if a claim is made by a third party with respect to this Agreement or the Loans; provided, however, that failure to so notify shall not relieve the Servicer of its obligations hereunder. Notwithstanding anything to the contrary contained herein, no Person acting as Servicer hereunder shall have any liability under this Section 2.7 for the indemnification of any claim based upon or arising from the action or omission of any predecessor Servicer.

                                  ARTICLE III

                  GENERAL ADMINISTRATION AND SERVICING OF LOANS

         SECTION 3.1 GENERAL DUTIES OF SERVICER. (a) For and on behalf of the Issuer, the Trustee and the Holders, the Servicer shall service and administer the Loans in accordance with the provisions of this Agreement and the instructions of the Trustee hereunder. Unless otherwise specified herein with respect to specific obligations of the Servicer, the Servicer shall service and administer the Loans in the best interests of, and for the benefit of, the Holders, in accordance with the Servicing Standard.

         (b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in the Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Trustee on behalf of the Noteholders and the Servicer would make the same determination if it serviced the Loan for its own account; provided, however, that the Servicer may not permit any modification with respect to any Loan that would change the Loan Rate or the default rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan), except as permitted by Section 3.6, waive any prepayment fee or penalty, release any primary collateral (the first lien Mortgage) securing the Loan or defer or extend the final maturity date of such Loan beyond the term of the Notes without the written consent of all of the Noteholders. Without limiting the generality of the foregoing, and subject to the consent of the Trustee and in accordance with the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable


SERVICING AGREEMENT - PAGE 7
instruments, with respect to the Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         SECTION 3.2 NO ASSIGNMENT OR DELEGATION OF DUTIES BY SERVICER. The Servicer, as an independent contractor, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may not enter into subservicing agreements for any servicing and administration of Loans without the prior written consent of the Required Noteholders and the Trustee (acting at the written direction of the Required Noteholders) (which consent shall not be unreasonably withheld) and without notice thereof to the Rating Agency. Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder, without notice to the Rating Agency and without the prior written consent of the Required Noteholders and the Trustee (acting at the written direction of the Required Noteholders) (which consent shall not be unreasonably withheld), and absent such written consent any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. The Servicer shall be liable for all acts and omissions of any delegate, subcontractor or other agent appointed pursuant to this Agreement. Nothing contained in this
Section 3.2 shall prohibit or be deemed to prohibit the Servicer from contracting with third parties to perform duties that are not duties of the Servicer hereunder that the Servicer deems reasonably necessary in connection with the servicing of the Loans including, without limitation, title work, surveying, environmental consulting, property management and maintenance, construction, engineering and architectural consulting.

         SECTION 3.3 ESTABLISHMENT OF LOCKBOX ACCOUNT; NOTICES TO OBLIGORS; DEPOSITS IN LOCKBOX ACCOUNT. (a) On or prior to the Closing Date, the Trustee shall cause to be established and maintained, at the Servicer's expense if the Servicer is PMC, if not, then at the expense of the Trust Estate, the Lockbox Account with Bank One, Texas, N.A. or another Financial Institution having a long-term unsecured debt rating of at least A-2 or its equivalent by the Rating Agency at all times that it holds the Lockbox Account (the "Required Rating"). The creation of the Lockbox Account shall be evidenced by a letter agreement substantially in the form of Exhibit B hereto. A copy of such executed letter agreement shall be furnished to the Servicer, the Placement Agent, the Supervisory Servicer, the Noteholders and the Rating Agency.

         (b) Within three (3) Business Days after the Closing Date, the Servicer will prepare and deliver to each of the Obligors, with a copy of such correspondence to the Trustee and to the Noteholders, notices in the form attached hereto as Exhibit C, directing each such Obligor to send all future Monthly Payments or Principal Prepayments directly to the Lockbox Account.

         (c) Notwithstanding the foregoing notices, if the Servicer receives any Collections, including, without limitation, any Monthly Payments, late payment charges or other payments relating to a Loan, the Servicer will receive such funds in trust for the Trustee and, if the Servicer


SERVICING AGREEMENT - PAGE 8
is not a financial institution having a rating of at least "P-1" or its equivalent by the Rating Agency, will forward such funds to the Lockbox Account no later than the Business Day immediately following the date the Servicer obtains knowledge of such receipt. In addition, any Liquidation Proceeds received by the Servicer will be deposited into the Lockbox Account no later than the Business Day immediately following the day the Servicer obtains knowledge of such receipt.

         (d) Upon receipt of notice that the institution holding the Lockbox Account no longer has the Required Rating or that Bank One, Texas, N.A. no longer wishes to hold the Lockbox Account, the Servicer will, within three (3) Business Days, establish and maintain, at its expense if the Servicer is PMC, or if not, at the expense of the Trust Estate, a new Lockbox Account at a Financial Institution having the Required Rating. Such Lockbox Account shall be evidenced by a letter agreement substantially in the form of Exhibit B hereto. A copy of the executed letter agreement shall be furnished to the Servicer, the Noteholders, the Supervisory Servicer and the Rating Agency within five (5) Business Days after the new Lockbox Account is established. Within five (5) Business Days of establishing the new Lockbox Account, the Servicer will prepare and deliver to each of the Obligors, with copies of such correspondence to the Trustee, and to the Noteholders, notices, in the form of Exhibit C attached hereto, directing each such Obligor to send all future Monthly Payments directly to the Lockbox Account.

         SECTION 3.4 PERMITTED WITHDRAWALS FROM THE LOCKBOX ACCOUNT. The Trustee shall have the sole right to withdraw funds from the Lockbox Account and shall, on a daily basis, withdraw all deposits to the Lockbox Account and transfer such funds to the Collection Account established under the Indenture. The Trustee shall cause the entity holding the Lockbox Account to forward funds held therein as provided herein.

         SECTION 3.5 PAYMENT OF TAXES AND OTHER CHARGES. If the Servicer receives notice that any taxes, assessments or other charges which are or may become a lien upon the Mortgaged Property are overdue, the Servicer will give a written demand to the Obligor to pay such amounts and will verify whether such payment has been made within sixty (60) days after mailing such notice (but in any event prior to the time that any taxing authority commences to exercise its available remedies), subject to any right, pursuant to the Mortgage, of an Obligor who is contesting the validity of such charges and has paid to the Servicer a deposit or security in the amount of the contested charge plus possible costs, interest and penalties or who has otherwise established adequate reserves against such liability in accordance with generally accepted accounting principles; provided, further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trustee in any Mortgaged Property. If such amounts have not been paid by the Obligor or the Obligor has not deposited or reserved funds therefor as described in the immediately preceding sentence, the Servicer will promptly make such payment as a Servicing Expense and request reimbursement from the Obligor, and from the Trustee in accordance with Section 3.8 hereof.

         SECTION 3.6 COLLECTION OF CERTAIN LOAN PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing, the Servicer shall not, unless the charging or collection of any such late payment charge, prepayment fee, assumption fee or any penalty or interest would result


SERVICING AGREEMENT - PAGE 9
in the violation or contravention of applicable Law, waive or permit to be waived, except pursuant to the Servicer's customary servicing procedures, any late payment charge or assumption fee. The Servicer shall not, unless the charging or collection of any such prepayment fee or penalty would result in the violation or contravention of applicable Law, waive or permit to be waived any prepayment fee or any penalty or interest in connection with the prepayment of a Loan; provided, however, at any time on or after the date on which the Outstanding Note Amount is less than 15% of the Outstanding Note Amount on the Closing Date, the Servicer shall have the right, in its sole discretion, to waive the payment of any prepayment fee or other penalty or interest in connection with the prepayment of a Loan. Notwithstanding any other provisions hereof, the Servicer shall not charge or impose on any Obligor, nor seek to charge or impose on any Obligor, nor assert a right to receive, any fee, charge, premium or penalty that if charged or collected would violate or contravene any Law, including usury laws or the terms of the related Loan.

         SECTION 3.7 LIMITATION OF LIABILITY OF SERVICER'S OFFICERS AND OTHERS. No director, officer, employee or agent of the Servicer shall be under any liability to the Trustee, the Issuer, the Supervisory Servicer, the Holders or any other persons for any action taken by them or for their refraining to take any action in good faith pursuant to this Agreement or for errors in judgment; except that such provision shall not protect any of them from liability which would be imposed by reason of willful misfeasance, willful misconduct, bad faith or negligence.

         SECTION 3.8 SERVICING COMPENSATION; ADVANCES AND EXPENSES. (a) As compensation for its services hereunder, the Servicer shall be paid the Servicing Fee. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall be entitled to reimbursement thereof as described below. The Servicing Fee shall be paid to the Servicer and Servicing Expenses reimbursed to the Servicer pursuant to Section
6.4 of the Indenture.

         (b) All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder ("Servicing Expenses") shall constitute routine servicing responsibilities of the Servicer, which shall include, but are not limited to, expenditures for the following, subject to the provisions of this Agreement, (i) attorneys' fees, trustee fees under any deed of trust, recording, filing and publication fees, title report and title search costs, costs associated with environmental audits, court costs, witness fees and all other costs incurred in respect of any enforcement of a Loan, any judicial foreclosure, or any foreclosure sale, trustee's sale or acquisition in lieu of foreclosure, or in respect of the insurance, sale or other disposition of any Mortgaged Property or REO Property; (ii) repair, restoration, maintenance or other protection of any Mortgaged Property (whether incurred before or after such property became an REO Property) in accordance with and subject to the provisions of this Agreement, as applicable; and (iii) compliance with the Servicer's obligations under Section
3.5 hereof. Servicing Expenses shall not include any portion of the Servicer's overhead or normal salary and operating expenses.

         SECTION 3.9 THE TRUSTEE'S, THE NOTEHOLDERS' AND SUPERVISORY SERVICER'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS. The Trustee, the Noteholders and the Supervisory Servicer and their designees shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit (at no cost to


SERVICING AGREEMENT - PAGE 10
the Servicer unless a Servicer Default has occurred and is then continuing) any and all of the books, records or other information of the Servicer directly relating to the Loans, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Trustee, the Noteholders and the Supervisory Servicer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required to perform ongoing diligence of the Servicer's operations through loan reviews, re-appraisals (at no cost to the Servicer) or other reasonable review of Servicer operations. No amounts payable in respect of the foregoing (other than costs associated with re-appraisals) shall be paid from the Trust Estate unless a Servicer Default exists and is then continuing.

         SECTION 3.10 MAINTENANCE AND RELEASE OF LOAN DOCUMENTATION; SATISFACTION OF MORTGAGES. (a) The Servicer shall retain, with respect to each Loan, the originals (or copies if originals are not available) of all of the instruments and documents relating to the Loan that would be maintained by a prudent lender servicing such Loan for its own account (the "Servicer Loan File"), except for those original instruments and documents constituting a part of the Trustee Loan File that are required to be held by the Trustee.

         Each Servicer Loan File shall remain the property of the Issuer pledged to the Trustee for the benefit of the Holders and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Holders. Upon written request of the Trustee, the Servicer shall immediately deliver all or any of such instruments, records and documents in its possession or custody to the Trustee, together with a list identifying each Loan to which such records pertain. The Servicer, at its option, may microfilm, microfiche or otherwise condense any records or documents constituting a part of, or relating to, any Loan or any Servicer Loan File, provided that the Servicer, upon written request by the Trustee, promptly reproduces in their entirety any or all such records or documents at no cost to the Trustee.

         (b) The Servicer shall maintain each Servicer Loan File for a period of four (4) years after the related Loan has been paid in full, is foreclosed upon or is otherwise liquidated, or such longer period as may be required by Law. The Servicer shall maintain an appropriate account record for each Loan which shall include the permanent loan number for each Loan serviced by the Servicer as shown on the Loan Schedule. Any system utilized for the Loan account records shall be capable of producing, for any Loan, an account transcript itemizing in chronological order the date, amount and application of each Monthly Payment by due date and other information affecting the amounts paid by the Obligor, including the latest outstanding Loan Principal Balance.

         (c) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Trustee may have under the mortgage instruments, subject to Section 4.1 hereof. Upon the prepayment in full or other liquidation of a Loan, the Servicer shall immediately deposit the prepayment or Liquidation Proceeds in the Lockbox Account or the Collection Account and prepare and deliver to the Trustee and Supervisory Servicer a request for the appropriate instrument releasing the Mortgaged Property from the lien of the Mortgage, together with an Officer's Certificate (i) certifying that
(A) all amounts that the Obligor is obligated to pay under the Underlying Note, the Mortgage and any other document pertaining to the Loan, including, but not limited to, all required payments of principal and interest, have been paid in full and


SERVICING AGREEMENT - PAGE 11
deposited in the Lockbox Account or the Collection Account; or (B) all Liquidation Proceeds which the Servicer reasonably believes will be collected with respect to a Liquidated Loan have been collected and deposited in the Lockbox Account or the Collection Account; and (ii) requesting that (X) the Trustee Loan File for such Loan be released by the Trustee to the Servicer and
(Y) the Trustee execute and deliver to the Servicer the appropriate instrument prepared by the Servicer necessary to release the lien of the Mortgage, together with the Underlying Note bearing written evidence of cancellation or assignment thereof, as appropriate.

         The Trustee shall, upon receipt of a written request from a Servicing Officer and approval of the Supervisory Servicer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct in writing, within five (5) Business Days of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Lockbox Account or the Collection Account, as the case may be.

         Upon receipt of the Trustee Loan File, the Servicer shall record the mortgage release or satisfaction in the proper recording office, deliver the Underlying Note and/or the recorded original of such instrument of release or satisfaction to the Obligor, deposit any remaining documents into the Servicer Loan File, and retain the Servicer Loan File as provided in section (a) and (b) above. Any costs and expenses associated with the release of any Loan shall be the expense of the Trust Estate to the extent not paid by the applicable Obligor.

         Any applications for partial release of any part of a Mortgaged Property must be approved in the manner set forth in Section 3.12 hereof.

         (d) From time to time as is appropriate, the Servicer may request the Trustee to deliver or cause to be delivered to the Servicer all or part of the documents constituting a part of the Trustee Loan File to facilitate the servicing or foreclosure of any Loan, the acquisition of any Mortgaged Property in lieu of foreclosure, the partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Underlying Note or the Mortgage or other documents constituting the Trustee Loan File. To make such request, the Servicer shall deliver to the Trustee an Officer's Certificate requesting that possession of all, or any document constituting part of, the Trustee Loan File be released to the Servicer; such certificate shall certify the reason for such release. The Servicer also shall deliver to the Trustee together with such certificate a Trust Receipt signed by a Servicing Officer, in substantially the form attached as Exhibit A hereto.

         If the Servicer at any time seeks to initiate a foreclosure proceeding with respect to any Mortgaged Property, then the Servicer shall deliver to the Trustee, for signature by the Trustee, as appropriate, any court pleadings, requests for Trustee's sale or other documents necessary to the foreclosure or to any legal action brought to obtain judgment against the Obligor on the Underlying Note or the Mortgage, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note or the Mortgage or otherwise available at law or in equity. The Servicer shall also deliver to the Trustee an Officer's Certificate requesting


SERVICING AGREEMENT - PAGE 12
that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the Mortgage except for the termination of such lien upon completion of the proposed foreclosure. Notwithstanding the foregoing, the Servicer shall cause possession of any Trustee Loan File or documents therein that have been released by the Trustee to be returned to the Trustee when the need for such file or documents no longer exists, but in any event within thirty (30) calendar days after release by the Trustee unless (i) the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Lockbox Account or (ii) the Trustee Loan File or documents so released have been delivered to an attorney, a public trustee or other public official, as required by Law, to initiate or pursue legal action or other proceedings to foreclose the applicable Mortgage, and the Servicer has delivered to the Trustee an Officer's Certificate certifying as to the name and address of the Person to which the Trustee Loan File, or documents therefrom, have been delivered and the purpose or purposes of such delivery.

         (e) The Servicer shall, at its expense if the Servicer is PMC, if not, at the expense of the Trust Estate, prepare and deliver to the Trustee any instruments required in connection with substitution of a Loan pursuant to
Section 3.3 of the Indenture and will pay any recording or filing costs associated therewith.

         SECTION 3.11 NOTICE OF LIENS AND OTHER ACTIONS. The Servicer shall, at all times, exercise reasonable efforts to prevent any lien or judicial levy upon or writ of attachment against a Mortgaged Property of which the Servicer is notified or otherwise has knowledge, which is, or may be, superior to the lien of the Mortgage.

         SECTION 3.12 WAIVERS, RELEASES, CONDEMNATIONS, EASEMENTS AND ALTERATIONS. Any applications for partial releases of real property and releases of personal property which are part of a Mortgaged Property, the creation or release of easements, waivers of rights under any Mortgage, consent to alteration, removal or demolition of improvements and other matters affecting the Mortgage or the Mortgaged Property, other than those which are contractually provided for in the Underlying Note or related loan documents, shall be subject to the prior written approval of the Trustee which consent shall not be unreasonably withheld and which shall be provided only upon written certification by the Servicer that such action is consistent with the Servicing Standard and the Mortgage and the ability to collect under the Underlying Note will not be adversely affected by such release.

         SECTION 3.13 LIMITATION ON LIABILITY OF SERVICER AND OTHERS. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 2.7 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement. The Issuer agrees to indemnify and hold the Servicer harmless from any loss, claim, demand, liability or expense (including, without limitation, past acts of predecessor Servicers and fees and expenses of legal counsel) arising from or relating to the performance of


SERVICING AGREEMENT - PAGE 13
its duties under this Agreement which do not result from the Servicer's negligence, bad faith or willful misconduct.

         SECTION 3.14 PROPERTY ADDRESS CHANGE. The Servicer shall note in its records and notify the Trustee of all changes of address of an Obligor or of a Mortgaged Property of which the Servicer is notified or of which the Servicer has knowledge.


                                   ARTICLE IV

                          SPECIFIC SERVICING PROCEDURES

         SECTION 4.1 ASSUMPTION AGREEMENTS. When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage or Underlying Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Underlying Note and, unless prohibited by applicable law or the Mortgage, the Obligor remains liable thereon, provided that the Servicer may enter into an assumption agreement with the transferee and release the transferor-Obligor from liability only if (a) the transferee qualifies for credit under the customary credit policies of the Servicer, (b) any applicable Law requires that the transferor-Obligor be released from liability on the Loan, (c) an officer of the Servicer has examined and approved all instruments as are necessary to carry out the assumption transaction and approved such instruments as to form and substance, (d) the execution and delivery of such instruments by all necessary parties will not cause the unpaid principal balance and any accrued interest thereon for the Loan to be uncollectible in whole or in part, and (e) upon closing the assumption transaction (i) the Mortgage will continue to be a first lien upon the Mortgaged Property, and (ii) the Loan Rate and Monthly Payment for the Loan will not be changed nor will the term of the Note be extended or shortened. For each proposed assumption transaction, the Servicer shall deliver an Officer's Certificate to the Trustee certifying that each of the applicable requirements specified in the immediately preceding sentence have been satisfied together with the assumption instruments requiring execution by the Trustee. Such certificate shall also indicate whether the seller/transferor of the Mortgaged Property will be released from liability on the Loan and that the Servicer has made a good faith determination that any such release will not adversely affect the collectibility of the Loan. The Servicer shall perform substantially the same level of due diligence with respect to the transferee as was performed on the seller/transferor in connection with the origination of the Loan.

         The Servicer is also authorized with the prior approval of the Trustee to enter into a substitution of liability agreement with such transferee, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the


SERVICING AGREEMENT - PAGE 14

Underlying Note. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Trustee's Loan File and shall, for all purposes, be considered a part of such Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         SECTION 4.2 SERVICING DELINQUENT ACCOUNTS; LIQUIDATION OF LOANS. (a) The Servicer shall exercise diligence in obtaining payment of Monthly Payments when due under the terms of each Loan and shall use reasonable efforts to contact any delinquent Obligor.

         If any delinquent Obligor shall be or become a bankrupt or otherwise become the subject of any insolvency or similar proceeding, the Servicer shall notify the Trustee of such event and, thereafter, shall carry out all reasonable actions necessary for the benefit and protection of the interests of the Trustee and the Holders, including, but not limited to, retention of counsel to represent the Trustee in any bankruptcy or other court proceedings relating to such Obligor or the Mortgaged Property.

         If any Loan previously reported on a Determination Date Report as more than ninety (90) days delinquent is subsequently reported as being brought current, the Servicer will verify with the relevant Obligor that the Obligor paid the delinquent payments, by sending the Obligor the letter in the form attached hereto as Exhibit H.

         (b) In the event that any payment due under any Loan and not postponed pursuant to Section 3.1 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under such Loan and such failure continues beyond any applicable grace period, the Servicer shall take such other action as it shall deem to be in the best interests of the Trustee and the Holders. The Servicer shall foreclose upon or otherwise effect the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the customary collection policies of the Servicer and the provisions of Section 3.1. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs and shall in any event, comply with the Servicing Standard. The Servicer shall use its reasonable efforts to realize upon such defaulted Loans in accordance with the Servicing Standard. The Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Sections 3.8 and 4.3 hereof.


SERVICING AGREEMENT - PAGE 15

         No modification, recast or extension of a Loan other than as provided above and in Section 3.1 is permitted without the prior written consent of the Trustee as directed by the Initial Purchaser and which shall be provided only upon written certification by the Servicer that such action is consistent with the Servicing Standard and the Mortgage and the ability to collect under the Underlying Note will not be adversely affected by such release.

         Notwithstanding the foregoing provisions of this Section 4.2, the Servicer shall not without the Initial Purchaser's prior consent, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Noteholders, could, in the reasonable judgment of the Servicer, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action; that the Mortgaged Property is in material compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Noteholders on a present value basis to acquire title to or possession of the Mortgaged Property and to effect such compliance.

         (c) If the environmental testing contemplated by Section 4.2(b) above establishes that any of the conditions set forth therein have not been satisfied with respect to any Mortgaged Property securing a defaulted Loan, the Servicer shall, in accordance with the Servicing Standard, prepare a written report to the Trustee and the Noteholders summarizing the environmental condition of the Mortgaged Property and proposing a course of action to pursue with respect to such Mortgaged Property. In the event that the Servicer has not received through the Trustee the written objection to such proposed course of action of the Holders of more than 50% of the Outstanding Note Amount within thirty (30) days of the Trustee's distributing such notice, the Servicer shall be deemed to have been directed by the Noteholders to take such proposed action.

         (d) The Servicer shall report to the Trustee monthly in writing as to any actions taken by the Servicer with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 4.2(b) above has revealed that any of the conditions set forth have not been satisfied, in each case until the earliest to occur of satisfaction of all such conditions and the release of the Lien of the related Mortgage on such Mortgaged Property.

         (e) If foreclosure has been approved as provided above, the Servicer shall initiate or cause to be initiated the foreclosure action according to such procedures as are authorized by Law and the practices in the locality where the Mortgaged Property is located. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Holders.


SERVICING AGREEMENT - PAGE 16

         (f) The Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

         (g) After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Trustee a liquidation report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto and any Realized Loss incurred in connection therewith.

         (h) If the requirements of Sections 4.2(b) and (c) hereof have been satisfied, the Servicer may accept a deed in lieu of foreclosure, provided that
(i) marketable title as evidenced by a policy of title insurance can be conveyed to and acquired by the Trustee or its designee; (ii) no cash consideration is to be paid to the Obligor by the Trustee; and (iii) the Servicer has obtained from the Obligor a written acknowledgment that the deed is being accepted as an accommodation to the Obligor and on the condition that the Mortgaged Property will be transferred to the Trustee or its designee free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Property was subject at the time the Mortgaged Property became subject to the Mortgage. Title shall be conveyed directly from the Obligor to the Trustee for the benefit of the Holders.

         (i) The Servicer will indemnify and hold harmless the Trustee, the Noteholders, the Supervisory Servicer and their respective directors, officers, agents and employees from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by such parties, either directly or indirectly, relating to or arising out of the violation of an Environmental Law with respect to a Mortgaged Property resulting from the Servicer's failure to perform its obligations hereunder, including without limitation any expenses and other costs incurred in connection with the defense of any such action, proceeding or claim. This obligation shall survive the termination of this Agreement, the Indenture and the Supervisory Servicing Agreement or the earlier resignation or removal of the Trustee or the Supervisory Servicer, as the case may be.

         SECTION 4.3 FORECLOSURE EXPENSES. The Servicer shall prepare a written estimate of the amount of attorneys' fees, trustee's fees and other costs in respect of any foreclosure or acquisition in lieu of foreclosure and shall send copies of such estimate to the Trustee and the Initial Purchaser. The Servicer shall arrange payment of attorneys' fees, trustees' fees and other foreclosure costs at the commencement of foreclosure proceedings.

         The Servicer may reimburse itself for any Servicing Expenses paid by the Servicer, made in connection with such Loan or such foreclosure or other action, out of amounts received by the Servicer in connection with liquidation of the Loan, prior to remittance of any such amounts to the Lockbox Account.

         SECTION 4.4 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY. (a) Upon the acquisition of REO Property by the Servicer by foreclosure or conveyance in lieu of foreclosure, the Servicer shall notify the Trustee promptly that the REO Property has been acquired and shall


SERVICING AGREEMENT - PAGE 17
thereafter: (i) deliver the deed or certificate of sale to the Trustee, or its nominee; (ii) manage, conserve and protect the REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located including the rental of the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee for the benefit of the Holders;
(iii) pay all costs such as taxes and assessments relating to the REO Property;
(iv) process any claims for redemption and otherwise comply with any redemption procedures required by Law; (v) sell or otherwise dispose of the REO Property and remit the proceeds to the Trustee; and (vi) timely file any and all federal, state and local tax or information returns or reports as are required as a result of the acquisition or disposition of REO Property and perform any withholding required in connection therewith. The Servicer shall not acquire any REO Property relating to a Charged-Off Loan that is required to be released from the lien of the Indenture and disposed of by the Issuer on the next Payment Date. If any REO Property is expected to be acquired, the Servicer shall inform the Issuer, the Noteholders and the Trustee and the Issuer shall comply with
Section 5.14 of the Indenture.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Holders.

         (b) Until the REO Property is disposed of, the Servicer shall (i) take appropriate action to secure the REO Property and maintain proper surveillance over it; (ii) advance all costs such as taxes and assessments; (iii) maintain the REO Property so as to preserve its value and prevent any additional deferred maintenance; and (iv) submit monthly statements for services to the Trustee and the Initial Purchaser, together with additional documentation including statements of income and expenses (accompanied by copies of paid invoices for every expense item).

         (c) Until the REO Property is disposed of, the Servicer shall maintain for such REO Property, a standard hazard insurance policy providing fire and extended coverage in an amount equal to the full replacement cost of all improvements on the Mortgaged Property, which requirement may be satisfied by a master force placed or blanket insurance policy insuring against hazard losses. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Servicer shall maintain a flood hazard insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier generally acceptable to commercial mortgage lending institutions for properties, similar to the REO Property in an amount representing coverage not less than the lesser of (i) the full insurable value of such REO Property, or (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended from time to time. The Servicer will also maintain comprehensive general liability insurance and business interruption insurance (to the extent applicable) in such amounts as are then customary for similarly situated properties and businesses.


SERVICING AGREEMENT - PAGE 18

         (d) The Servicer shall advance all funds necessary for the proper operation, management, insurance and maintenance of the REO Property. On each Determination Date Report, the Servicer shall schedule its reasonable expenses with respect to any REO Property for the related Collection Period.

         (e) The Servicer shall deposit all funds collected and received in connection with the operation or disposition of any REO Property in the Lockbox Account no later than the Business Day immediately following notice of receipt of such funds, net of funds necessary for the proper operation, management, insurance and maintenance of the REO Property.

         (f) If as of the date of disposition of any REO Property there remain unpaid Servicing Fees with respect to the related Loan, the Servicer, shall be entitled to payment for the unpaid Servicing Fees and reimbursement for the unreimbursed related Servicing Expenses from proceeds received in connection with the disposition prior to remittance of any proceeds to the Trustee.

         Disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer, in its judgment, believes to be in the best interests of the Holders, subject to and in accordance with Section 4.2. Upon the sale of any Mortgaged Property, the Servicer shall remit the net cash proceeds remaining after payment of expenses of the sale to the Lockbox Account.

         (g) If any Charged-Off Loan is expected to be released from the lien of the Indenture on the next Payment Date, the Servicer shall not commence a foreclosure proceeding or accept a deed in lieu of foreclosure. Any determination by the Servicer that a Loan is a Charged-Off Loan shall be made in good faith.

                                   ARTICLE V

                       REPORTS TO BE PROVIDED BY SERVICER

         SECTION 5.1 DETERMINATION DATE REPORTS.

         (a) Monthly Reports. Each month, not later than 12:00 noon Dallas time on the fifth (5th) Business Day preceding each Payment Date, the Servicer shall deliver to the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the next Business Day, with copies to the Supervisory Servicer (if other than the Trustee), the Noteholders, the U.S. Small Business Administration and the Rating Agency, a Determination Date Report in the form attached hereto as Exhibit D signed by a Servicing Officer stating the date (day, month and year), referring to this Agreement by name and date and stating, as of the close of business on the immediately preceding Determination Date:

               (i) the aggregate amount of all funds received in respect of scheduled principal payments on the Loans during the related Collection Period;


SERVICING AGREEMENT - PAGE 19

               (ii) the aggregate amount of interest received on the Loans during the related Collection Period;

               (iii) the number and Loan Principal Balances of all Loans which were the subject of Principal Prepayments during the related Collection Period and the aggregate amount of Principal Prepayments received with respect to the Loans during such Collection Period;

               (iv) the aggregate Loan Principal Balance of the Loans as of the related Determination Date, stating any REO Properties separately;

               (v) the loan number and Loan Principal Balance of each Delinquent Loan for the related Collection Period;

               (vi) the loan number and the aggregate number and aggregate Loan Principal Balance of Loans delinquent thirty-one (31) days, ninety-one
          (91) days and one hundred eighty-one (181) or more days as of the Determination Date;

               (vii) the loan number and the aggregate number and aggregate Loan Principal Balance of Loans which were Charged-Off Loans as of the Determination Date and the related recovery thereon;

               (viii) the number and aggregate Loan Principal Balance of Loans
          (i) which will be released from the lien of the Indenture during the related Collection Period or on the related Payment Date, (ii) which have been repurchased including the Takeout Price therefor and (iii) which have been substituted for a Substitute Loan including any Asset Substitution Shortfall therefor;

               (ix) the number and aggregate Loan Principal Balance of Loans which were in foreclosure as of the related Determination Date;

               (x) with respect to any Loan that became an REO Property during the related Collection Period, (a) the Loan Principal Balance of such Loan as of the date title to such REO Property was acquired, (b) the book value and length of time held of each REO Property as of the related Determination Date, and (c) the income and expenses incurred by the Servicer in connection with any REO Property during the related Collection Period;

               (xi) the amount of any Realized Losses incurred during the related Collection Period;

               (xii) the cumulative Realized Losses since the Closing Date;

               (xiii) the Principal Distribution Amount for the related Payment Date and information as to the calculation of such amount;


SERVICING AGREEMENT - PAGE 20

               (xiv) the Interest Distribution Amount for the related Payment Date and information as to the calculation of such amount;

               (xv) the Retained Distribution Amount, if any, for the related Payment Date and information as to the calculation of such amount;

               (xvi) the Outstanding Note Amount;

               (xvii) the Servicing Fee, Supervisory Servicer's Fee, if any, and Trustee's Fee due on the related Payment Date;

               (xviii) the amount of all Servicing Expenses paid by Servicer during such Collection Period and any and all other amounts deducted by the Servicer in accordance with the terms hereof from Collections received by the Servicer prior to remittance thereof to the Lockbox Account and a detailed report describing the type and amount of all such Servicing Expenses and other deductions;

               (xix) information as to any Funds Retention Event or Redemption Trigger Event;

               (xx) the Specified Spread Account Requirement, including the beginning balance of the Spread Account, additions thereto and transfers therefrom during the related Collection Period; and

               (xxi) such other information as the Trustee, the Noteholders or the Rating Agency may reasonably require.

         To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy.

         (b) Annual Statement. Within ninety (90) days after the end of each calendar year, the Servicer shall furnish to the Trustee and the Noteholders such information in the form attached hereto as Exhibit E as is reasonably necessary to provide to the Holders a statement containing the aggregate amount of principal of and interest on the Notes paid during the prior calendar year, aggregated for such calendar year or applicable portion thereof during which such Person was a Holder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

         (c) Computer Data. Prior to the Closing Date the Servicer shall provide the Supervisory Servicer with all data on the Servicer's computerized servicing system relating to the Loans in an electronically readable form specified by the Supervisory Servicer and shall update such data at least monthly.

         (d) Other Reports. The Servicer shall furnish to the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer, during the term of this Agreement, such periodic, special or other reports, Officer's Certificates, data relating to the Loans or information, whether or not provided for herein, as shall be reasonably requested, all such reports or information to be


SERVICING AGREEMENT - PAGE 21
provided by and in accordance with such applicable instructions and directions as the Trustee, the Noteholders or the Supervisory Servicer may reasonably require; provided, however, the Servicer shall be reimbursed for the reasonable cost of providing such additional reports.

         SECTION 5.2 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by the Code.

         SECTION 5.3 QUARTERLY STATEMENT AS TO COMPLIANCE. The Servicer will deliver to the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer, quarterly, no later than each April 15, July 15, October 15 and January 15, for each quarterly period ending on each March 31, June 30, September 30 and December 31, commencing on July 15, 1999, an Officer's Certificate in the form attached hereto as Exhibit F stating that (a) the Servicer has fully complied with the provisions of this Agreement, (b) a review of the activities of the Servicer during the preceding quarter and of the Servicer's performance under this Agreement has been made under such officer's supervision and (c) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations, duties and responsibilities under this Agreement throughout such quarterly period (or, with respect to the first such report, since the Closing Date) and no Servicer Default exists, or, if there has been a default or failure in the fulfillment of any such obligation, specifying each such default or failure known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

         SECTION 5.4 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. The Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Supervisory Servicer, the Noteholders, and each Rating Agency on or before May 1 of each year, commencing on May 1, 2000, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Servicer's performance of its servicing obligations and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted substantially in compliance in all material respects with the requirements of the standard servicing procedures outlined in the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions noted therein. In the event such firm requires the Trustee or the Supervisory Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Trustee and the Supervisory Servicer in writing to so agree; it being understood and agreed that the Trustee and the Supervisory Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and each of the Trustee and the Supervisory Servicer makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         SECTION 5.5 SERVICER'S FINANCIAL STATEMENTS; ANNUAL CERTIFICATION. Within one hundred twenty (120) days after the end of each fiscal year beginning with the fiscal year ending December 31, 1999, the Servicer shall submit to the Trustee, the Noteholders and the Rating Agency a copy of its annual audited financial statements or in the event the Servicer is not PMC, a copy of the annual audited consolidated financial statement of its parent. Within forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each fiscal year beginning with the quarter ending December 31, 1999, the Servicer shall submit to the Trustee, the Noteholders


SERVICING AGREEMENT - PAGE 22
and the Rating Agency a copy of its quarterly financial statements. Such financial statements shall, to the extent required by the Securities Exchange Act of 1934, as amended, whether or not the Servicer is subject to such Act, include a balance sheet, income statement, statement of retained earnings, beneficiaries' (or shareholders') equity, statement of cash flows and all related notes and schedules and shall be in comparative form.

         Contemporaneously with the submission of the financial statements required by the preceding paragraph, the Servicer shall deliver to the Trustee, the Noteholders and the Rating Agency an Officer's Certificate in the form attached hereto as Exhibit G to the effect that:

         (a) such officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds or insurance required by Section
2.4 hereof are in full force and effect; and

         (b) the representations and warranties of the Servicer set forth in
Section 2.1 are true and correct in all material respects as if made on the date of such certification.

         The Servicer shall also furnish and certify such other information as to its organization, activities and personnel as the Trustee, the Noteholders the Rating Agency or the Supervisory Servicer may reasonably request from time to time.

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.1 SERVICER DEFAULTS. The happening of any one or more of the following events shall constitute a Servicer Default hereunder:

         (a) Any failure by the Servicer to make any payment, deposit, advance or transfer of funds required to be paid, deposited, advanced or transferred under the terms of this Agreement, and such failure continues unremedied for five (5) Business Days after discovery by Servicer of such failure or receipt by Servicer of notice of such failure;

         (b) Failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements contained in this Agreement or the Supervisory Servicing Agreement which continues unremedied for thirty (30) days after the earlier to occur of the Servicer obtaining actual knowledge of such failure or the Servicer's receipt of written notice of such failure or breach as the case may be; provided, however, if such failure shall be of a nature that it cannot be cured within thirty (30) days, such failure shall not constitute a Servicer Default hereunder if within such 30-day period the Servicer gives notice to the Trustee and the Supervisory Servicer of the corrective action it proposes to take, which corrective action is agreed in writing by the Trustee to be satisfactory and the Servicer shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than ninety (90) days;

         (c) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency,


SERVICING AGREEMENT - PAGE 23
readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;

         (d) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

         (e) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payments of its obligations;

         (f) The Servicer shall cease to be an Eligible Servicer;

         (g) A material adverse change occurs in the financial condition of the Servicer, which change materially impairs the ability of the Servicer to perform its obligations under this Agreement; or

         (h) Any representation or warranty made by the Servicer in any Transaction Document proves to have been incorrect in any material respect when made, which has a material adverse effect on the Noteholders and which continues to have a material adverse effect or be incorrect in any material respect for a period of thirty (30) days after written notice of such inaccuracy, requiring it to be remedied, has been given to the Servicer by the Trustee, the Supervisory Servicer or any Noteholder; provided, however, if such inaccuracy is of a nature that it cannot be remedied within such 30-day period the Servicer gives notices to the Trustee and the Supervisory Servicer of the corrective action it proposes to take, which corrective action is agreed in writing by the Trustee to be satisfactory and the Servicer shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than ninety (90) days from the date of such notice.

         SECTION 6.2 NOTICE OF SERVICER DEFAULT. In the case of a Servicer Default referred to in Section 6.1 hereof or upon any termination of the Servicer pursuant to Article VII hereof, the Trustee shall immediately notify the Supervisory Servicer by telephone or telecopy (telephonic notice to be followed by written notice within one Business Day) and shall promptly notify the Rating Agency and the Holders in writing.

         SECTION 6.3 REMEDIES. So long as any such Servicer Default shall not have been remedied within any applicable cure period, the Trustee may, and at the written direction of the Noteholders holding not less than 66 2/3% of the Outstanding Note Amount shall, by notice in writing specifying the termination date to the Servicer and the Supervisory Servicer (and to the Trustee if given by the Holders), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power shall pass to and be vested in the Supervisory Servicer pursuant to and under this Section; and, without limitation, the Supervisory


SERVICING AGREEMENT - PAGE 24

Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the purposes of such notice of termination, whether to complete the transfer and assignment of the Loans and related documents or otherwise. All reasonable costs and expenses (including, without limitation, attorneys' fees) of the Trustee, the Supervisory Servicer or the Servicer incurred in connection with such termination and transfer will be at the expense of the Servicer. The Servicer agrees to cooperate with the Supervisory Servicer and the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Supervisory Servicer for administration by it of any cash amounts held by the Servicer or thereafter received relating to the Loans and all Servicer Files. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as Servicer, may become payable to the Servicer under this Agreement, the Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Loan due during a Collection Period prior to the notice of termination received pursuant to this Section 6.3 and received after such notice, that portion of such payment which it would have received pursuant to
Section 3.8 hereof if such notice had not been given.

         SECTION 6.4 ADDITIONAL REMEDIES OF TRUSTEE UPON SERVICER DEFAULTS. Upon any Servicer Default, the Trustee, in addition to the rights specified in
Section 6.3 hereof, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Default.

         SECTION 6.5 SUPERVISORY SERVICER TO ACT; APPOINTMENT OF SUCCESSOR. On the effective date of any resignation of the Servicer pursuant to Section 7.1 hereof or on the date the Servicer is removed as servicer pursuant to this
Article VI, the Supervisory Servicer (or any successor appointed by the Supervisory Servicer pursuant to the Supervisory Servicing Agreement) hereof shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof in accordance with and subject to the terms and conditions of the Supervisory Servicing Agreement; provided, however, that the Supervisory Servicer or successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such succession or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Supervisory Servicer (or other successor) shall assume all of the rights and obligations of the Servicer in accordance with the terms and conditions of the Supervisory Servicing Agreement which shall control over any provisions herein covering the same subject matter. The Servicer shall, upon request of the Trustee or the Supervisory Servicer but at the expense of the Servicer, deliver to the Supervisory Servicer (or other successor), all Servicer Loan Files, documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of any amounts collected and held by the


SERVICING AGREEMENT - PAGE 25

Servicer and otherwise use its reasonable efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         The Servicer agrees to cooperate with the Trustee and the Supervisory Servicer or any other successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Supervisory Servicer or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Supervisory Servicer or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Lockbox Account by the Servicer or which are thereafter received with respect to the Loans. Neither the Trustee, the Supervisory Servicer nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. The Supervisory Servicer shall provide written notice of each appointment of a successor to the Servicer hereunder, other than the Supervisory Servicer, to each Holder and the Rating Agency, and the Trustee.

         SECTION 6.6 WAIVER OF DEFAULTS. The Trustee (with the written consent of Required Noteholders and with notice to the Rating Agency) may, on behalf of all Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VI. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 SERVICER NOT TO RESIGN. The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Trustee (with the Required Noteholders' consent), or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a Certificate of an Authorized Officer of the Servicer to such effect delivered to the Trustee, the Noteholders, the Supervisory Servicer and the Rating Agency. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 6.5.

         SECTION 7.2 TERM OF AGREEMENT. This Agreement shall continue in existence and effect until the earlier of (a) the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, (b) the payment in full of the Notes in accordance with the Indenture, in addition to all other amounts payable thereunder, and the


SERVICING AGREEMENT - PAGE 26
discharge of the Indenture in accordance with the terms thereof, or (c) mutual consent of the Servicer, the Trustee, the Supervisory Servicer and all Holders in writing.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 AMENDMENT. This Agreement may be amended from time to time by the Servicer, the Issuer and the Trustee (acting at the written direction of the Required Noteholders) by written agreement, with thirty (30) days prior written notice to the Rating Agency and with prior written notice to and consent of the Supervisory Servicer. Notwithstanding the foregoing, this Agreement may be amended without the written direction of the Required Noteholders to modify any provisions of this Agreement required by the Rating Agency to maintain the rating of the Notes or to cure any ambiguity, defect, omission, conflict or inconsistency in this Agreement or between the terms of this Agreement and any other document executed or delivered in connection herewith. This Agreement may also be amended without the written direction of the Required Noteholders, so long as such amendment does not materially adversely affect the rights of the Noteholders; provided, however, this Agreement may not be amended without the prior written consent of the Initial Purchaser.

         SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 8.3 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be duly given if addressed to the appropriate Notice Address and delivered by hand or sent by nationally recognized express courier, or mailed by registered mail, postage prepaid, or transmitted by telecopy, and shall be effective upon receipt, except when telecopied, in which case, any such communication shall be effective upon telecopy against receipt of answer back or written confirmation thereof.

         SECTION 8.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

         SECTION 8.5 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Trustee.


SERVICING AGREEMENT - PAGE 27

         SECTION 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         SECTION 8.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Issuer, the Supervisory Servicer and the Trustee and their respective successors and assigns.

         SECTION 8.8 NOTIFICATION TO RATING AGENCY AND NOTEHOLDERS. The Trustee shall give prompt notice to the Rating Agency and the Noteholders of the occurrence of any of the following events of which it has received notice: (a) any modification or amendment to this Agreement, the Indenture or any other Transaction Documents, (b) any proposed removal, replacement, resignation or change of the Trustee or the Servicer, (c) any Event of Default under the Indenture or any Servicer Default and (d) the final payment in full of the Notes. Whenever the terms of this Agreement require that notice or reports be given to the Rating Agency or the Noteholders, the Person to provide such notice or reports shall first give them to the Trustee who shall provide them to the Rating Agency or the Noteholders, as applicable. Additionally, the Trustee, upon receipt, shall provide copies to the Rating Agency and the Noteholders of all compliance reports, Determination Date Reports, financial statements, operating reports, environmental reports and any and all other reports received by the Trustee from the Servicer, the Issuer or the Supervisory Servicer from time to time to the extent such reports have not been otherwise forwarded to the Rating Agency and the Noteholders pursuant to the provisions of this Agreement or the other Transaction Documents.

         SECTION 8.9 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         SECTION 8.10 TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         SECTION 8.11 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         SECTION 8.12 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records


SERVICING AGREEMENT - PAGE 28
in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense upon the written request of the Trustee.

         SECTION 8.13 FURTHER ASSURANCES. Notwithstanding any other provision of this Agreement, neither Trustee nor the Supervisory Servicer shall have any obligation to consent to any amendment or modification of this Agreement unless it has been provided reasonable security or indemnity against its out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith by the person requesting the amendment. To the extent permitted by law, the Servicer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as the Trustee may reasonably request to effectuate the intention of or facilitate the performance of this Agreement.





            [The immediately following page contains the signatures.]


SERVICING AGREEMENT - PAGE 29

         IN WITNESS WHEREOF, the Issuer, the Servicer, the Supervisory Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                             PMC CAPITAL, INC., as Servicer


                                             By:
                                                -------------------------------
                                                Jan F. Salit
                                                Executive Vice President

                                             HARRIS TRUST AND SAVINGS BANK,
                                             as Trustee


                                             By:
                                                -------------------------------
                                                 Marian Onischak
                                                 Assistant Vice President

                                             HARRIS TRUST AND SAVINGS BANK,
                                             as Supervisory Servicer


                                             By:
                                                 -------------------------------
                                                 Marian Onischak
                                                 Assistant Vice President

                                             PMC CAPITAL, L.P. 1999-1
                                             as Issuer

                                             By: PMC Capital Corp. 1999-1
                                                 Its General Partner

                                                 By:
                                                    ----------------------------
                                                    Jan F. Salit
                                                    Executive Vice President


SERVICING AGREEMENT - PAGE 30

                                    EXHIBIT A
                                       TO
                               SERVICING AGREEMENT

                              FORM OF TRUST RECEIPT

Loan Information

      Name of Obligor:
                      ----------------------------------------------------------
      Servicer Loan No.:
                        --------------------------------------------------------
      Trustee Loan No.:
                       ---------------------------------------------------------

Trustee

      Name:
           ---------------------------------------------------------------------
      Address:
              ------------------------------------------------------------------

         The undersigned Servicer hereby acknowledges that it has received from the Trustee the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Trust Receipt shall have the meanings given them in the Servicing Agreement.

( ) Deed of Trust Note dated ___________________ in the original principal sum of $_________ made by _________ , payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on _____ as instrument no. ________ in the County Recorder's Office of the County of_____________________________ , State of_________________________ in book/reel/docket _______________ of official records at page/image _________________________

( ) Deed of Trust recorded on ______ as instrument no. _______ in the County Recorder's Office of the County of _______, State of _______________ in book/reel/docket _______________ of official records at page/image
     __________

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____ as instrument no. __________________ in the County Recorder's Office of the County of ________________, State of _____________________ in
     book/reel/docket _______________ of official records at page/image
     ________________________

( ) Power of Attorney to other instrument authorizing _______________ to sign on behalf of the Obligor.

( ) Other documents as follows (describe by date, names of parties and title of documents):

                                     ( )
                                         --------------------------

                                     ( )
                                         --------------------------

                                     ( )
                                         --------------------------

                                     ( )
                                         --------------------------



         1. The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Servicing Agreement.

         2. The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

         3. The Servicer shall not retain possession or custody of the Documents for more than 30 days following the date such Documents are released by the Trustee, and the Servicer shall return the Documents to the Trustee within such time, unless (i) the Loan relating to the Documents has been liquidated and paid in full and the proceeds thereof have been remitted to the Lockbox Account prior to the expiration of the 30-day period, or (ii) the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property, either judicially or nonjudicially, and the Servicer has delivered to the Trustee an Officer's Certificate certifying as to name and address of the Person to which the Documents were delivered and the purpose of such delivery.

         4. The Documents and any proceeds thereof, and any proceeds of proceeds, coming into the possession or control of the Servicer, shall at all times be earmarked for the account of the Trustee and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

                                      PMC CAPITAL, INC., Servicer


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Dated:

                                    EXHIBIT B
                                       TO
                               SERVICING AGREEMENT

                            FORM OF LOCKBOX AGREEMENT

                                    EXHIBIT C
                                       TO
                               SERVICING AGREEMENT

                          FORM OF LOCKBOX NOTICE LETTER
                         [PMC Capital, Inc., Letterhead]

                                     [Date]

[Name of Obligor]
[Address]
[Address]
[Address]

         Re:  PMC Capital, Inc., (PMC)
              Loan Number

Dear [Obligor]:

         Please send all future payments on your loan including, all monthly payments of principal and interest and any and all prepayments to the following address:

                                PMC Capital, Inc.
                                P. O. Box ______
                                Dallas, Texas ______

         You should, however, continue to direct any and all inquiries or other correspondence relating to your loan to the following address:

                                PMC Capital, Inc.
                                18111 Preston Road, Suite 600
                                Dallas, Texas 75252

         If you have any questions, please contact the undersigned at (XXX) XXX-XXXX.

                                   Sincerely,



                                    [Officer]
                                    [Title]

                                    EXHIBIT D
                                       TO
                               SERVICING AGREEMENT

                            DETERMINATION DATE REPORT

                                    EXHIBIT E
                                       TO
                               SERVICING AGREEMENT

                            FORM OF ANNUAL STATEMENT

PMC CAPITAL, L.P.  1999-1

LOAN-BACKED FIXED RATE NOTES

ANNUAL STATEMENT FROM SERVICER REQUIRED BY SECTION 5.1(b) OF THE SERVICING AGREEMENT

YEAR                                          XX/XX/XX THRU     XX/XX/XX


NOTEHOLDER INFORMATION                                          Total
               Beginning Noteholder Balance                     XXX,XXX.XX
               Less: Principal Paid                             XXX,XXX.XX
               (Due but not paid              XXX,XXX.XX)
               Ending Noteholder Balance                        XXX,XXX.XX

               Interest Paid                                    XXX,XXX.XX
               Interest Accrued                                 XXX,XXX.XX

                                                                  Total
               Beginning Loan Balance                           XXX,XXX.XX
               Less: Principal Paid                             XXX,XXX.XX
               Ending Loan Balance                              XXX,XXX.XX

                                    EXHIBIT F
                                       TO
                               SERVICING AGREEMENT

                         QUARTERLY OFFICER'S CERTIFICATE


                               ------------, -----



         I, _______________, ________________, of [PMC Capital, Inc.] (the
"Servicer"), pursuant to the provisions of Section 5.3 of the Servicing Agreement dated as of June ____, 1999 (the "Agreement"), by and among Harris Trust and Savings Bank, in its capacity as Trustee and Supervisory Servicer, PMC Capital, L.P. 1999-1 and the Servicer, do hereby certify as follows:

               (i) the Servicer has fully complied with the provisions of the Agreement;

               (ii) a review of the activities of the Servicer during the preceding quarter and of the Servicer's performance under the Agreement has been made under my supervision; and

               (iii) to the best of my knowledge, based on the review referred to in (ii) above, the Servicer has fulfilled all of its obligations, duties and responsibilities under the Agreement throughout the preceding quarterly period, and unless otherwise described on Schedule I hereto, no Servicer Default exists.

         Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, I have executed this certificate this ____ day of _________, 19____.


                                                PMC CAPITAL, INC., Servicer


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT G
                                       TO
                               SERVICING AGREEMENT

                              OFFICER'S CERTIFICATE

                              ------------, ------


         I, ________________, ______________________, of [PMC Capital, Inc.]
(the "Servicer"), pursuant to the provisions of Section 5.5 of the Servicing Agreement dated as of June ____, 1999 (the "Agreement"), by and among Harris Trust and Savings Bank, in its capacity as Trustee and Supervisory Servicer, PMC Capital, L.P. 1999-1 and the Servicer, do hereby certify as follows:

               (iv) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required by Section 2.4 of the Agreement are in full force and effect; and

               (v) The representations and warranties of the Servicer set forth in Section 2.1 of the Agreement are true and correct in all material respects as if made on the date hereof.


         Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, I have executed this certificate this ____ day of _________, _____.


                                                PMC CAPITAL, INC., Servicer


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT H
                                       TO
                               SERVICING AGREEMENT

                             FORM OF OBLIGOR LETTER

                                     [Date]

VIA CERTIFIED MAIL

[Obligor]
[Address]
[Address]
[Address]

     Re:          PMC Capital, Inc. ("PMC")
                  Loan Number
                             ------------------------

Dear [Obligor]:

         Your loan serviced by PMC is part of a pool of loans for which ___________________ serves as trustee. As part of our servicing responsibility we are required to verify certain information with respect to your loan.

         Our records indicate your loan was previously delinquent by more than 90 days and has recently been brought current. We are required to demonstrate that you did in fact make the delinquent payments.

         If these facts are correct, please indicate your acknowledgment by signing and returning a copy of this letter to our attention, in the envelope provided. If these facts are not correct, please indicate your disagreement by signing this letter and indicating your disagreement beneath your signature and returning a copy of this letter to our attention, in the envelope provided.

         If we do not hear from you within 30 days of the date of this letter we will assume that these facts are true.

         If you have any questions, please contact the undersigned at (XXX) XXX-XXXX.

                                   Sincerely,



                                    [Officer]
                                     [Title]


Acknowledged by:


----------------------------------
Mortgagor Name    Date

                                   Schedule 1
                                       to
                         Quarterly Officer's Certificate

                                SERVICER DEFAULTS


          [Describe any Servicer Defaults and the status thereof and the action being taken by the Servicer to cure any such Servicer Default.]